Exhibit 10.2

FOURTH AMENDMENT TO THE THIRD AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

THIS FOURTH AMENDMENT (this “Amendment”) TO THE THIRD AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Partnership Agreement”) is entered into effective as of June 5, 2020, and is made by and between TAUBMAN CENTERS, INC., a Michigan corporation (“TCO”), and TG PARTNERS, LLC, a Delaware limited liability company (“TG”), who, as the Appointing Persons, have the full power and authority pursuant to Section 13.11 of the Partnership Agreement to amend the Partnership Agreement on behalf of all of the Partners of the Partnership with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Partnership Agreement.)

Recitals:

A.    On December 12, 2012, TCO and TG entered into the Partnership Agreement as an amendment and restatement of the then-existing partnership agreement, as authorized under Section 13.11 of such agreement.

B.    On June 1, 2016, TCO and TG entered into that certain First Amendment to the Partnership Agreement to provide for the issuance of Profits Units to certain employees of The Taubman Company LLC in accordance with the provisions of an Award Agreement under The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as amended, and for certain other reasons.

C.    On December 18, 2018, TCO and TG entered into that certain Second Amendment to the Partnership Agreement to reflect certain changes to the federal income tax audit procedures and changes to certain state partnership income tax laws.

D.    On April 13, 2020, TCO and TG entered into that certain Third Amendment to the Partnership Agreement to change the timing of certain distributions to the Partners.

E.    As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement (as amended by the First Amendment, the Second Amendment, and the Third Amendment, the “Amended Partnership Agreement”) to further change the timing of certain distributions to the Partners.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Amended Partnership Agreement is amended as follows:

1.     Article II of the Amended Partnership Agreement is hereby amended to delete the definition of “Distribution Date,” and to substitute the following in the place thereof:

“Distribution Date” means the fifteenth (15th) Day of each month of each Partnership Fiscal Year.

2.    Section 5.2(a)(ii) of the Amended Partnership Agreement is hereby deleted in its entirety, and the following is substituted in the place thereof:

(ii)     a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, in an annual amount equal to the Required Distribution Amount, on such date or dates during the Partnership Fiscal Year or within thirty (30) Days thereafter as the Managing General Partner shall determine with written notice to the Partners.

3.    As amended by this Amendment, all of the provisions of the Amended Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 of the Partnership Agreement, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: /s/ Simon J. Leopold
Simon J. Leopold

Its: Chief Financial Officer

TG PARTNERS, LLC, a Delaware limited liability company

By:    TG Michigan, Inc., a Michigan corporation, Manager

By: /s/ Robert S. Taubman
Robert S. Taubman

Its: President and Chief Executive Officer